CONFIDENTIAL

REGULATION CROWDFUNDING FORM C

YOPI TECHNOLOGIES INC.

REG CF OFFERING

IN THE AGGREGATE AMOUNT

OF UP TO $1,070,000

DATED EFFECTIVE October __, 2017

FORM C

Up to $1,070,000

Yopi Technologies Inc.

This Form C (including the cover page and all exhibits attached hereto, the “Form C”) is being furnished by Yopi Technologies Inc., a Delaware corporation (“we”, “us” or the “Company”), to prospective investors for the sole purpose of providing certain information about a potential purchase of shares of the Company’s common stock (the “Securities”) for a purchase price of $0.20 per Security. The price of the Securities does not necessarily bear any relationship to the Company's asset value, net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Securities. Purchasers of Securities are sometimes referred to herein as “Purchasers.” The Company intends to raise at least $50,000 (the “Target Offering Amount”) and up to $1,070,000 (the “Maximum Offering Amount”) from Purchasers in the offering of Securities described in this Form C (the “Offering”). The minimum amount of Securities that can be purchased in this offering if $200 per Purchaser (which may be waived by the Company in its sole and absolute discretion). The offer made hereby is subject to modification and may be withdrawn at any time.

The rights and obligations of holders of Securities of the Company are set forth below in the section entitled “Description of Capital Stock.” In order to purchase Securities, a prospective Purchaser must complete and execute a Subscription Agreement. Purchases or subscriptions may be accepted or rejected by the Company, in its sole and absolute discretion. The Company has the right to cancel or rescind its offer to sell Securities at any time and for any reason.

The Offering is being made through WeFunders, LLC as (the “Intermediary”). The Intermediary will be entitled to receive 4% of the total proceeds received in cash and 2% in shares of our common stock.

	Price to Purchasers	Service Fees and Commissions (1)(2)	Net Proceeds	Service Fees and Commissions in stocks (2)
Minimum Individual Purchase Amount	$200	$8	$192	$4
Aggregate Minimum Offering Amount	$50,000	$2,000	$48,000	$1,000
Aggregate Maximum Offering Amount	$1,070,000	$42,800	$1,027,200	$21,400

(1)	This excludes fees to Company’s advisors, such as attorneys and accountants.
(2)	The Intermediary will receive 4% of the total proceeds received in cash and 2% in common stock.

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. Securities and Exchange Commission (the “SEC”) does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, neither the SEC nor any state securities authority has not made an independent determination that these securities are exempt from registration. An issuer filing this Form C for an offering in reliance on Section 4(a)(6) of the Securities Act and pursuant to Regulation CF (§ 227.100 et seq.) must file a report with the SEC annually and post the report on its website, no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold in this offering by the Company or another party, or 5) the liquidation or dissolution of the Company

The date of this Form C is October __, 2017

The Company has certified that all of the following statements are TRUE in connection with this Offering:

(1)	The Company is organized under, and subject to, the laws of a State of Delaware;

(2)	Is not subject to the requirement to file reports pursuant to section 13 or section 15(d) of the Exchange Act;

(3)	The Company is not an investment company, as defined in section 3 of the Investment Company Act of 1940 (15 U.S.C. 80a- 3), or excluded from the definition of investment company by section 3(b) or section 3(c) of that Act (15 U.S.C. 80a-3(b) or 80a-3(c));

(4)	The Company is not ineligible to offer or sell securities in reliance on section 4(a)(6) of the Securities Act as a result of a disqualification as specified in § 227.503(a);

(5)	The Company has filed with the SEC and provided to investors, to the extent required, any ongoing annual reports required by law during the two years immediately preceding the filing of this Form C; and

(6)	The Company has a specific business plan, which is not to engage in a merger or acquisition with an unidentified company or companies.

THERE ARE SIGNIFICANT RISKS AND UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN THE COMPANY AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY-TRADED AND ARE SUBJECT TO TRANSFER RESTRICTIONS. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C ENTITLED “RISK FACTORS.”

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL INVESTORS.

THIS FORM C DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH AN OFFER IS NOT PERMITTED.

PRIOR TO CONSUMMATION OF THE PURCHASE AND SALE OF ANY SECURITY THE COMPANY WILL AFFORD PROSPECTIVE INVESTORS AN OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY AND ITS MANAGEMENT CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND THE COMPANY. NO SOURCE OTHER THAN THE INTERMEDIARY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS FORM C, AND IF GIVEN OR MADE BY ANY OTHER SUCH PERSON OR ENTITY, SUCH INFORMATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS FORM C AS LEGAL, ACCOUNTING OR TAX ADVICE OR AS INFORMATION NECESSARILY APPLICABLE TO EACH PROSPECTIVE INVESTOR’S PARTICULAR FINANCIAL SITUATION. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN FINANCIAL ADVISER, COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

THE SECURITIES OFFERED HEREBY WILL HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY PURCHASER EXCEPT PURSUANT TO RULE 501 OF REGULATION CF. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SPECIAL NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH AY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR THEIR CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward-Looking Statement Disclosure

This Form C and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C or any documents incorporated by reference herein or therein speaks only as of the date of this Form C. Factors or events that could cause our actual operating, and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ONGOING REPORTING

The Company will file a report electronically with the SEC annually and post the report on its website, no later than 120 days after fiscal year end, April 30, 2018. Once posted, the annual report may be found on the Company’s website at www.yopitech.com. The Company must continue to comply with the ongoing reporting requirements until the Company is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act; the Company has filed at least one annual report pursuant to Regulation CF and had fewer than 300 holders of record and has total assets that do not exceed $10,000,000; the Company has filed at least three annual reports pursuant to Regulation CF; the Company or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or the Company liquidates or dissolves its business in accordance with state law.

The Company must continue to comply with ongoing reporting requirements under Regulation CF until:

(1)	The Company is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2)	The Company has filed at least three annual reports pursuant to Regulation CF and has total assets that do not exceed Ten Million Dollars ($10,000,000);

(3)	The Company has filed at least one annual report pursuant to Regulation CF and had fewer than 300 holders of record;

(4)	The Company or another party repurchases all of the Securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

(5)	The Company liquidates or dissolves its business in accordance with state law.

About this Form C

You should rely only on the information contained in this Form C. We have not authorized anyone to provide you with information different from that contained in this Form C. We are offering to sell, and seeking offers to buy the Securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form C is accurate only as of the date of this Form C, regardless of the time of delivery of this Form C or any sale of the Securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

Statements contained herein as to the content of any agreements or other document are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective Purchaser prior to the consummation of the sale of the Securities.

This Form C does not purport to contain all of the information that may be required to evaluate the Offering, and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form C. The Company does not expect to update or otherwise revise this Form C or other materials supplied herewith. The delivery of this Form C at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form C. This Form C is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

EXECUTIVE SUMMARY

This summary highlights selected information contained elsewhere in this Offering. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering, before making an investment decision. Some of the statements in this Offering are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The following summary is qualified in its entirety by more detailed information that may appear elsewhere in this Form C and the Exhibits hereto. Each prospective Purchaser is urged to read this Form C and the Exhibits hereto in their entirety.

Company Information

We are organized as a Delaware corporation and have a wholly owned Israeli subsidiary, YOPI Technologies R&D Ltd. (“Yopi R&D Team”). Our principal business operations are located in the United States. Our principal offices are located at One University Plaza, Suite 505, Hackensack, New Jersey, Tel: (917) 685-6583.

Our website address is www.yopitech.com. We do not incorporate the information on or accessible through our website into this Form C, and you should not consider any information on, or that can be accessed through, our website a part of this Form C.

Our Business

Our principal product, the YOPI personal trainer (“YOPI”) is the first real fitness personal instructor who trains according to real-time oxygen consumption, which is the key parameter that determines the level of energy our body produces during training.

We seek to disrupt the world of health and fitness, by changing the way the trainee monitors his body functionality during training and beyond. Our goal is to bring the digital online personal trainer to the fitness and health markets which trains each one according to his/her online physiology and goals. During exercise, the body needs more oxygen to feed the muscles to keep them working. Today, the only way to measure changes in Oxygen consumption is in a special “metabolic fitness testing laboratory.

YOPI is developing a new way to measures oxygen consumption online without a mask, from the user's body, using wearable biosensors and sophisticated algorithms. YOPI biosensors measure biomarkers in the sweat that are correlated to the oxygen intake and instruct in real-time the trainee according to his momentary physiology and goals.

YOPI is the first digital personal health and fitness instructor (based on oxygen consumption) that combines an intelligent personal training application using machine-learning algorithms with cutting-edge proprietary biosensors. YOPI uses constant real-time data attained from the biosensors to monitor the user’s oxygen consumption and provides real-time, fitness plans, training guidance, health alerts and lifestyle coaching. By using YOPI, the user will be able to monitor physiological conditions and to reach the optimal results from everyday activity and any training session.

Our YOPI product is comprised of:

●	Advanced wearable bio-sensors: The biosensors measure a variety of biomarkers from the trainee’s sweat and skin;

●	Intelligent machine learning algorithms: The advanced algorithms correlate the data attained from the biosensors and provide real-time feedback on the user’s oxygen consumption; and

●	A mobile app that guides the trainee "online" for each selected activity: Based on the gathered data, the application provides real-time instruction to the user according to his or her daily physiology and short and long-term goals.

At this stage, we have built several generations of prototypes and proved our concept according to our plan. As of today, we reached the point where we need to advance to the next step, which is building a fully operated prototype and moving into the commercialization stage.

1

THE OFFERING

The following is a summary of some of the key terms on which the Company will offer and sell the Securities. This summary is not a complete description of this Offering and is qualified in its entirety by the balance of this Form C, the Intermediary Platform and each of the exhibits attached to this Form C or available on the Intermediary Platform. Each prospective investor is strongly encouraged to read this Form C, the Intermediary Platform, and their respective exhibits thoroughly.

Issuer:	Yopi Technologies Inc.

Securities offered:	Shares of common stock, with a Target Offering Amount of $50,000 and a Maximum Offering Amount of $1,070,000.

Number of shares of Common Stock outstanding before the offering:*	50,000,000 shares

Number of shares of Common Stock to be outstanding after the offering:*	5,350,000 shares, if the Maximum Offering Amount is raised.

Price per share:	$0.20

Use of proceeds:	We will use the net proceeds from this offering to develop our product further and to market it through online platforms.

Risk factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3.

2

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business (e.g., Operations, Financials, Legal – IP rights, possible future litigation) and its financial condition and its industry. These include risks relating to economic downturns, political and economic events and technological developments. Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

THE FOLLOWING DISCUSSION OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE RISKS INVOLVED IN AN INVESTMENT IN THE COMPANY. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL, TAX AND FINANCIAL ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CONSIDER, AMONG OTHER MATTERS, THE FOLLOWING FACTORS IN DETERMINING WHETHER AN INVESTMENT IN THE COMPANY IS A SUITABLE INVESTMENT

Risks Related to our Business and Industry

We have a limited operating history and have generated no revenues to date.

Our limited operating history makes evaluating the business and prospects difficult and may increase the risk of your investment.   To date, we have generated no revenues and have not yet begun meaningful commercialization efforts concerning our product. If you are investing in this company, it is because you think the personal fitness instructor, which trains according to real-time Oxygen consumption is a good idea, that the Company will be able to successfully market, manufacture and sell the YOPI personal trainer, that we can price it right and sell it to enough people so that the company will succeed. We have yet to sell any vessels, and we plan to market a vessel that has no commercial contemporaries. Further, we have never turned a profit, and there is no assurance that we will ever be profitable.

We have not yet generated any revenues.

Our limited operating history makes evaluating the business and prospects difficult and may increase the risk of your investment. We were organized in June 2017 and had less than one year of operating history, upon which investors may judge our performance. To date, we have neither generated any revenues not begun meaningful commercialization efforts concerning our products. We are subject to all of the business risks and uncertainties associated with any new business; including the risk that we will not achieve our investment objectives and that the value of an investor's investment could decline substantially. Our ability to achieve profitability in this business will depend upon many factors, including, without limitation, our ability to execute our growth strategy and technology development, obtain sufficient capital, develop relationships with third-party partners, adapt to fluctuations in the economy and modify our strategy based on the degree and nature of competition. We can provide no assurances that our operations will ever be profitable or that we will be able to generate sufficient revenue from operations to pay operating expenses and meet our obligations as a going concern.

We may not be able to obtain adequate financing to continue our operations.

We expect that we will need to raise additional funds to continue the design, manufacture, sale and servicing our YOPI Personal Trainer. Even if we successfully raise the Maximum Offering Amount from this offering, we believe that we may need to raise additional capital shortly to fund our research and development and manufacturing. We anticipate commencing a Regulation A finance offering upon completion of this Offering. No assurance can be given that we will be successful in these efforts. This capital will be necessary to fund ongoing operations, continue research, development and design efforts, establish sales centers, improve infrastructure, and make the investments in tooling and manufacturing equipment required to develop our products. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period.

3

Terms of subsequent financings may adversely impact your investment.

We may engage in common equity, debt, or preferred stock financing in the future.  Your rights and the value of your investment in the Securities could be reduced.  Interest on debt securities could increase costs and negatively impacts operating results.  Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital.  The terms of preferred stock could be more advantageous to those investors than to the holders of common stock.  In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment.  Shares of common stock which we sell could be sold into any market that develops, which could adversely affect the market price.

We expect to derive substantially all of our revenues from our principal technology, which leaves us subject to the risk of reliance on such technology.

We expect to derive substantially all of our revenues from sales of products derived from our principal technology. Our initial product utilizing this technology is YOPI. As such, any factor adversely affecting sales of YOPI, including the product release cycles, regulatory issues, market acceptance, product competition, performance and reliability, reputation, price competition and economic and market conditions, would likely harm our operating results. We may be unable to develop other products utilizing our technology, which would likely lead to the failure of our business.

Moreover, in spite of our efforts related to the registration of our technology, if patent protection is not available for our principal technology, the viability of YOPI and any other products that may be derived from such technology would likely be adversely impacted to a significant degree, which would materially impair our prospects.

We would be adversely affected if we are unable to retain key employees.

Our success depends in part on key management, scientific and technical personnel and our continuing ability to attract and retain highly qualified personnel. There is competition for the services of such personnel. The loss of the services of key personnel, and the failure to attract highly qualified personnel in the future may have a negative impact on our business. Moreover, our competitors may hire and gain access to the expertise of our former employees.

Our success depends on the efforts, experience, and abilities of our management team.

All of our administrative functions and day-to-day operations will be performed by the Executive Officers and Significant Employees (as defined in the “Management” Section below), and by industry professionals and experts recruited by the Company. Our success will depend in part upon our ability to attract, motivate and retain a sufficient number of qualified management, sales and technical personnel, and our ability to retain the Executive Officers and Significant Employees. The loss of any of these individuals would be difficult to overcome. The loss of the services of one or more of the Executive Officers and Significant Employees could adversely affect operating results.

We would be adversely affected if we are unable to retain key employees.

Our success depends in part on key management, scientific and technical personnel and our continuing ability to attract and retain highly qualified personnel. There is competition for the services of such personnel. The loss of the services of key personnel, and the failure to attract highly qualified personnel in the future may have a negative impact on our business. Moreover, our competitors may hire and gain access to the expertise of our former employees.

We may sue, or be sued by, third parties in connection with our operations.

We contract directly with various providers of goods and services. From time to time, disputes may arise between the vendors with whom we contract for goods and services and us. When a dispute cannot be resolved amicably, a lawsuit may be filed to resolve the dispute. In addition to relief granted by a court of law, vendors who have provided goods and/or rendered services to us with respect to our operations may be permitted, under applicable law, to file materialman's and/or mechanic's liens with respect to such goods and/or services, the filing of which may be necessary in order to perfect a lien claim pending the resolution of the dispute. Under such circumstances, we will be adversely affected.

4

Our YOPI Personal Trainer mobile application, which is a key to our business model, which we intend to make available via Apple’s iOS and via Google’s Android platforms and maybe in the future via additional platforms. If we are unable to achieve or maintain a good relationship with each of Apple and Google or similar platforms, or if the Apple App Store, the Google Play Store, or any other applicable platform were unavailable for any prolonged period, our business will suffer.

A key component of the YOPI Personal Trainer will be an iPhone or Android application which will incorporate tools to guide the trainee "online" for each selected activity. This future application will be compatible with Apple’s iOS and Google’s Android platforms and may in the future become compatible via additional platforms. If we will not be able to make our YOPI application compatible with these platforms, or if there is any deterioration in our relationship with either Apple or Google or others after our application is available, our business would be materially harmed.

If our future applications are accepted, we will be subject to each of Apple’s and Google’s standard terms and conditions for application developers, which govern the promotion, distribution, and operation of games and other applications on their respective storefronts. Each of Apple and Google has broad discretion to change its standard terms and conditions, including changes which could require us to pay to have our YOPI application available for downloading. In addition, these standard terms and conditions can be vague and subject to changing interpretations by Apple or Google. We may not receive any advance warning of such changes. In addition, each of Apple and Google has the right to prohibit a developer from distributing its applications on its storefront if the developer violates its standard terms and conditions. In the event that either Apple or Google ever determine that we are in violation of its standard terms and conditions, including by a new interpretation, and prohibits us from distributing our YOPI application on its storefront, it would materially harm our business.

Additionally, we will rely on the continued function of the Apple App Store and the Google Play Store as digital storefronts where our future YOPI application may be obtained. There have been occasions in the past when these digital storefronts were unavailable for short periods of time or where there have been issues with the in-app purchasing functionality within the storefront. In the event that either the Apple App Store or the Google Play Store is unavailable or if in-app purchasing functionality within the storefront is non-operational for a prolonged period of time, it would have a material adverse effect on the ability of our customers to secure the YOPI application, which would materially harm our business.

Our software and associated business processes may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our service offerings.

YOPI’s software may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our devices, software or the systems we design, or the products or systems incorporating our designs and intellectual property may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our products, impair the reputation of our brand and diminish the attractiveness of our product offerings to our customers.

In addition, we may utilize third party technology or components in our products, and we rely on those third parties to provide support services to us. Failure of those third parties to provide necessary support services could materially adversely impact our business.

Our officers and directors are entitled to certain protections from the Company.

The Company will indemnify the officers and directors of the Company, as well as certain persons serving in certain other capacities at the request of the Board (each, an "Indemnitee"), for losses which arise out of acts or omissions of such Indemnitee under certain circumstances. While we may purchase insurance for the payment of such indemnity obligations, such coverage may be insufficient for a particular claim, and existing claims may limit our ability to obtain or continue to maintain such insurance coverage at a reasonable cost.

5

Provisions in our Certificate and Bylaws and under Delaware law might discourage, delay or prevent a change of control of our company or changes in our management.

Our governing documents contain provisions that could delay or prevent a change of control of the Company or changes in our management that the stockholders of the Company may believe advantageous. These provisions include:

●	limiting the ability of stockholders to call a special stockholder meeting;

●	authorizing the Board to make, alter or repeal our Bylaws; and

●	establishing advance notice requirements for proposing matters that can be acted upon by stockholders at special meetings.

Several potential competitors are better positioned than we are to take the majority of the market.

We will compete with larger, established known personal trainer manufacturers who currently have products on the markets and various respective product development programs. They have much better financial means and marketing/sales and human resources than us. They may succeed in developing and marketing competing for equivalent products earlier than us, or superior products than those developed by us. There can be no assurance that competitors will not render our technology or products obsolete or that the personal trainer developed by us will be preferred to any existing or newly developed technologies. It should further be assumed that that competition will intensify.

We may experience production delays if suppliers fail to make compliant or timely deliveries.

The manufacturing process for some of our products largely consists of the assembly, integration, and testing of purchased components. If a supplier stops delivery of such components, finding another source could result in added cost and manufacturing delays. Moreover, if our subcontractors fail to meet their design, delivery schedule or other obligations we could be held liable by our customers, and we may be unable to obtain full or partial recovery from our subcontractors for those liabilities. The foregoing risks could have a material adverse effect on our operating results.

Risks Related to the Investment in our Common Stock

The ownership of our common stock is concentrated among existing executive officers and directors.

Upon the sale of all of the shares offered in this offering, our executive officers and directors will continue to own beneficially, in the aggregate, a vast majority of the outstanding shares.  As a result, they will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendments to our Articles of Incorporation, and approval of significant corporate transactions.  This control could have the effect of delaying or preventing a change of control of the company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

Risks Related to Our Intellectual Property

We have filed for patents and a trademark. Thus our intellectual property could be unenforceable or ineffective.

One of the Company's most valuable assets is its intellectual property. We currently developed a first prototype biosensors that prove the concept, and we have filed for a patent as well as a trademark at United States Patent and Trademark Office (USPTO). The Company intends to continue to file additional patents applications and build its intellectual property portfolio as we discover new technologies related to the improvement of our systems and solutions. Patents can be legally challenged, and resulting disputes may lead to delays in the company product and organizational timeline.

6

The risks and uncertainties that we face concerning our intention to file a pending patent and other proprietary rights principally include the following:

●	pending patent applications we have filed or will file may not result in issued patents or may take longer than we expect to result in issued patents;

●	we may be subject to interference proceedings;

●	we may be subject to opposition proceedings in foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us;

●	other companies may have independently developed and patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

●	other companies may design their technologies around technologies we have licensed or developed; and

●	enforcement of patents is complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any of our future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since the publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions.

It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

In addition to patent applications, we depend upon trademarks, trade secrets, and proprietary know-how to protect our proprietary technology. We require our employees, consultants, advisors, and collaborators to enter into confidentiality agreements that prohibit the disclosure of our confidential information to any other parties. We will also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries, and inventions. These agreements may not, however, provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure in violation of these agreements.

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Our business may be harmed if we fail to protect our intellectual property properly.

We believe that the success of our business depends, in part, on our proprietary technology, including our software, information, algorithms, processes, and know-how. We rely on statutory copyright, trademark, patent, and trade secret laws, client license agreements, employee and third-party non-disclosure agreements and other methods to protect our proprietary rights. Nevertheless, these resources afford only limited protection and the actions we take to protect our intellectual property rights both in the United States and abroad, may not be adequate. We cannot assure you that we have secured or will be able to secure, appropriate protections for all of our proprietary rights. In particular, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, and our trade secrets may be vulnerable to disclosure or misappropriation by employees, contractors and other persons, which could have a material adverse effect on our business, financial condition and results of operations. Various parties may challenge, invalidate or circumvent our patents, trademarks, and other intellectual property rights if any. There can be no assurance that claims allowed on any future patents will be sufficiently broad to protect our technology. Effective patent, copyright, and trade secret protection may be unavailable or limited in some of the markets in which we operate, and our trade secrets may be vulnerable to disclosure or misappropriation by employees, contractors, and other persons. In addition, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. The outcome of any such litigation may not be in our favor, and any such litigation may be costly and may divert management attention as well as other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects, and reputation. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to infringement, misappropriation and indemnity claims in the future, which may cause us to incur significant expenses, pay substantial damages and be prevented from providing our services or technologies.

Our success depends, in part, on our ability to carry out our business without infringing the intellectual property rights of third parties. Some third party intellectual property rights may be extremely broad, and it may not be possible for us to conduct our operations in such a way to avoid infringement of those intellectual property rights. Third-party patents or copyrights may cover our proprietary or licensed technologies, processes or methods, either now existing or to be issued in the future. Third parties may raise claims against us alleging infringement or violation of their intellectual property and any such litigation may cause us to incur significant expenses. Third-party claims, if successfully asserted against us may cause us to pay substantial damages, seek licenses from third parties, pay ongoing royalties, redesign our services or technologies, or prevent us from providing services or technologies subject to these claims. Even if we were to prevail, any litigation would likely be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

International patent protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent and other intellectual property law outside the United States is even more uncertain than in the United States and is continually undergoing review and revisions in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to business methods and processes. In addition, we may have to participate in opposition proceedings to determine the validity of our foreign patents or our competitors’ foreign patents, which could result in substantial costs and diversion of our efforts.

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Risks Related to Israeli Law and Our Operations in Israel

Our operations are subject to currency and interest rate fluctuations as our R&D is going to be performed in Israel in our wholly owned subsidiary.

We will incur expenses in U.S. dollars and NIS, but our financial statements are denominated in U.S. dollars and presented in U.S. dollars and have a convenience translation to NIS. U.S. dollars is our functional currency. However, as our R&D operation is in Israel, we use NIS as well. Even so, the U.S. dollars is the currency that represents the principal economic environment in which we operate we still use NIS. As a result, we are affected by foreign currency exchange fluctuations through both translation risk and transaction risk. As a result, we are exposed to the risk that the NIS may appreciate relative to the dollar, or, if the NIS instead devalues relative to the dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase, and our dollar-denominated results of operations would be adversely affected.

It may be difficult to enforce a judgment of a United States court against us and our officers and directors to assert United States securities laws claims in Israel or to serve process on our officers and directors and these experts.

Our operational subsidiary was incorporated in Israel. Some of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to United States securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of United States securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law applies to the claim. If United States law is found to be applicable, the content of applicable United States law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Israeli law will also govern certain matters of procedure. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either the United States or foreign court.

We have offices, and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Most of our management team and all of our research and development facilities are located in Israel. Although substantially all of our sales will be made to consumers outside Israel and the manufacturing of YOPI will be based primarily on parts made in other countries, we are and will nonetheless be directly influenced by the political, economic and military conditions affecting Israel. Furthermore, several countries restrict business with Israeli companies, which may impair our ability to create new business relationships or otherwise conduct our business.

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BUSINESS STRATEGY

Background

Our principal product, the YOPI is the first real fitness personal instructor who trains according to real-time oxygen consumption, which is the key parameter that determines the level of energy our body produces during training.

We seek to disrupt the world of health and fitness, by changing the way the trainee monitors his body functionality during training and beyond. Our goal is to offer a digital online personal trainer for the fitness and health markets which trains each one according to his/her online physiology and goals. During exercise, the body needs more oxygen to feed the muscles to keep them working. Today, the only way to measure changes in Oxygen consumption is in a special “metabolic fitness testing laboratory.” YOPI is going to measures oxygen consumption online without a mask, from the user's body, using wearable biosensors and sophisticated algorithms. YOPI biosensors measure biomarkers in the sweat that are correlated to the oxygen intake and instruct in real-time the trainee according to his momentary physiology and goals.

YOPI is going to be the first digital personal health and fitness instructor based on oxygen consumption that combines an intelligent personal training application using machine-learning algorithms with cutting-edge proprietary biosensors. YOPI uses constant real-time data attained from the biosensors to monitor the user’s oxygen consumption and provides real-time, fitness plans, training guidance, health alerts and lifestyle coaching. By using YOPI, the user will be able to monitor physiological conditions and to reach the optimal results from everyday activity and any training session.

After more than a year of operation, YOPI Technologies Inc. established in June 2017 to finalize the development of the first digital online personal trainer.

To date the Company has focused on completing a definition of our YOPI product, understanding the market and addressing the market’s needs and developing our first porotype biosensor in order to establish the proof of concept.

●	Establishing and interest to the technologies and products, the company had been approached by No. of world-leading companies such as IBM and Samsung, which are interested to cooperate with the company on different aspects.

Product Overview

An estimated 61 million active fitness trackers were sold worldwide in 2016. This number will rapidly grow to 187 million by 2020.1 Regretfully though, due mainly to inefficient bio-sensing measurements, most fitness trackers fail to deliver the needed results as they are designed for the average person. We believe that there is an opportunity to leverage new sensor technologies, together with understanding human metabolism, in order to create the next generation of personalized reliable, informative and more accurate fitness trackers.

Bio-sensory devices linked to smartphone and smartwatch apps are already a part of mainstream sports. These fitness-tracking devices come in many shapes and forms. They can count heartbeats, measure steps, monitor sleep, and tie into a larger ecosystem of goal setting, diet tracking, and other health activities. Athletes use wearable technologies to optimize their performance, while people that are sports fans and are on a diet use them to track their activity and energy expenditure (e.g., calories burned) as well as the intake of calories. However, while wearable technology has been around for the better part of a decade, and wearable technology has advanced greatly in the past five years, today's range of fitness trackers still provide only basic rudimentary biometric information.

1 http://www.forbes.com/sites/paullamkin/2016/02/17/wearable-tech-market-to-be-worth-34-billion-by-2020

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Many people choose to train as a way to better health, lifestyle and to control their weight. Most people are not aware that the same training exercises deliver different results to different people as everyone has his physiology. To train effectively, one should know his physiological condition. Therefore, a correct measurement of oxygen consumption is critical, according to fitness specialists:

●	The only method of attaining an exact measurement of energy producing by the body and the caloric burned is through measurement of actual oxygen consumption (VO2). Every liter of O2 consumed is equivalent to about five calories burned.

●	Oxygen consumption (VO2), also determined the source of energy. Either fat, carbohydrate or protein.

For example, the optimum fat burning rate has been identified at 55% of maximal oxygen consumption (VO2 max)2 - the body's ability to take on board and use oxygen during exhaustive exercise. No fitness tracker can report online VO2 max and VO23 of its wearer.

For professional and semi-professional athletes sports science has determined that achieving specific training adaptations (i.e., training for different sporting events) must be done by exercising at various intensities or percentages of VO2 max.4 However, Oxygen uptake capacity is measured directly, only in the sports physiology laboratory, with expensive equipment operated by qualified professionals, to which few have ready access. At best, a complex and inaccurate estimation is performed using mainly the wearer’s heart rate.

Further, the metrics measured by today is leading fitness trackers are far from accurate. An Iowa State University study of leading brands of fitness trackers found that they tend to miscalculate caloric burn by up to 53% of actual values.5 Accuracy is important to achieve results, and even more so because research has shown that people tend to overestimate the amount of activity they have done or the number of calories they have burned on any given day.

Fitness trackers also focus on tracking information during the workout, but many ignore the fact that the body post-workout performs some caloric burn, and its scope is decided by the intensity of the workout, as well as additional physiological and personal parameters relating to the person exercising.

The YOPI Solution

The next generation of fitness trackers have required a new type of sensors that should be personalized and is planning to monitor online one's body and train him accordingly. We believe YOPI can achieve this by leveraging new technologies, along with the accumulated knowledge about exercise efficacy and human metabolism, creating the most advanced cutting-edge personalized fitness tracker solutions.

We believe YOPI will be the first generation of digital personal health and fitness instructor that combines an intelligent personal training app with cutting-edge proprietary biosensors and sophisticated algorithm. YOPI will use constant real-time data attained from the biosensors to monitor the user and provide guided health and fitness plans, real-time training guidance, and lifestyle coaching. Using the fitness instructor, the user will be able to reach the optimal results from any training session, professionally verified, and based on the real-time physiological information.

YOPI is comprised of three elements:

1.	Advanced wearable bio-sensors

2.	Intelligent and revolutionary algorithm

3.	A mobile app that guides the trainee "online" for each selected activity.

2 See appendix for the exact definition

3 See appendix for the exact definition

4 Å Strand, P-O., and K. Rodahl, “Textbook of Work Physiology”, McGraw-Hill Book Company, 1986.

5 http://www.news.iastate.edu/news/2014/06/09/fitnessbands

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The following illustration details the YOPI concept:

YOPI Advanced Biosensors

The YOPI biosensors, which are currently in development, consist of wearable devices that will be worn close to the user’s body as an armband, headband, shirt or trousers, etc. The biosensors will correctly and accurately measure VO26 based on physiological parameters from the trainee’s body such as biomarker in the sweat. This will be done by combining several advanced high-end sensors developed by the company based on new and proprietary ways to directly measure some key physiological parameters, such as:

●	Oxygen consumption – the most important parameter for monitoring physical activity and actual energy consumption. The company will use a technology that can calculate several parameters including, the level of electrolytes and ammonia in the sweat during training using several sensors including sweat measurements. This measurement, combined with the other measurements set forth below, will enable the first-ever accurate algorithmic calculation of actual oxygen consumption during movement.

●	Sweat salinity and rate – information about the user’s sweat salinity and pH level.

●	Body temperature

●	Heart-rate

6 VO2 - the current amount of oxygen in milliliters, one uses in one minute per kilogram of body weight. VO2 Max - the maximum amount of oxygen in milliliters, one can use in one minute per kilogram of body weight. Those who are fit have higher VO2 max values and can exercise more intensely than those who are not as well conditioned.

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To archive that, the company will develop sensors that will measure the following: (i) electrolytes and ammonia levels in sweat; (ii) heart rate units; body temperature measurement unit and GPS; and (iii) diffusion of CO2 across the user’s body & the skin’s electrical signals.

These parameters will allow YOPI's algorithm to accurately determine important training parameters such as VO2, VO2 MAX and the exact calories burned in a training exercise, as well as a training instructor of how the trainee should train according to his physiology and goals. The biosensors (as well as additional sensors) will be combined on a wearable bracelet, or other wearables, with the built-in touchable LCD screen.

The biosensor is going to be located on the user’s skin. The skin has between 200-400 Eccrine glands in each sq. cm. These eccrine glands are active thermoregulation by providing cooling sweat to the skin. The sweat contains may biomarker. Yopi biosensors are measuring these biomarkers.

Below is an illustration of a biosensor:

Based on academic research, we know that there is a strong linear correlation between the changes in a person’s electrolytes level in sweat and changes in VO2. A steady measurement of this parameter in combination with additional parameters, such as body temperature, will provide a good indication of the user’s VO2 levels during and following exercise.

The YOPI Algorithm

The company is developing an advanced intelligent algorithm that will be able to analyze the steady stream of data attained from the biosensors and provide real-time feedback to the user about:

●	Exercise – instructions for improving the exercise during the exercise session. These instructions may include the recommended pace, workout types, and improve exercise form. Following the recommendations provided by the algorithm, the user will be able to reach optimum exercise efficiency without risking his health.

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●	Nutrition information – diet plans and specific recommendations regarding consumption of foods before and following specific exercises as well as constantly calculating the exact caloric intake based on the daily consumed food.

●	Warnings and notification – based on the information from the biosensors the user will receive a warning about potentially dangerous situations such as dehydration, heat strokes, or overexertion and above all changes to his health condition.

The algorithm will take all the data collected by the wearable sensors and will calculate from them the exact Oxygen consumption level of the user during the activity, as well as compare the different parameters and provide the VO2 consumption at an interval that will be decided as the best for guiding the user. Also, from the measured VO2, the algorithm will be able to calculate the energy expenditure and the exact calories burned as well as guiding the user to be at the optimal performance point based on his goal, e.g., weight loss.

The algorithm will use the collected big-data from all the biosensors’ users worldwide in combination with advanced machine learning to provide ever-improving fitness guidance and coaching. For example, based on observed positive physical results from specific exercises in combination with specific nutrition in many users, this combination will be recommended to others to optimize their performance too.

Intellectual Property

Our success depends, at least in part, on our ability to protect our proprietary technology and intellectual property and to operate without infringing or violating the proprietary rights of others. We rely on a combination of trade secrets, know-how, and other contractual rights (including confidentiality and invention assignment agreements) to protect our intellectual property rights. We also restrict access to our sensitive intellectual property information to our most senior management.

We have applied for patents No. US62569541 to protect certain of our key technologies, but no such patents have yet been issued, and thus we cannot assure you that we will be able to control all of the rights for all of our intellectual property. We do not know whether any of our current or future patent applications will result in the issuance of any patents.

The YOPI Mobile Application

The YOPI mobile application will connect the information drawn from the biosensors and the algorithm. The application will receive all the data from the biosensors and display it in real-time in a user-friendly manner for the user. Once the user enters a few personal details (e.g., age, weight) and sets a goal (e.g., lose weight, train for a marathon), the application it will transmit the data to the algorithm and display its feedback: personal recommendations (how/when to exercise/eat/drink), and tips and warnings to the user. The feedback will be provided as audio feedback, in graphical charts as well as in the form of notifications on recommended diets (e.g., “eat lunch now with specific guidelines as how many grams of carbs, proteins, and fats, to maximize caloric burn”).

The YOPI health and fitness trainer provides a unique and holistic approach to fitness wearables, that is, a complete solution that monitors online physiological parameters and uses advanced training knowledge to provide real-time instructions. There are several major advantages to this approach:

●	Optimize fitness workouts – each user can be trained in the best way according to current physiological condition and his pre-defined goals.

●	Maximize training efficiency – ensure the user trains properly and follows the correct diet regimen to achieve the best caloric burn, both during a training exercise as well as during the rest of the day.

●	Round-the-clock health & wellness monitoring – ensure that the user does everything needed to keep healthy, such as changes in the level of Oxygen consumption, body hydrated and the proper diet. Warns the user when something is off in their regular metrics.

●	Reminders - users will be reminded to exercise, to eat selected foods, to drink water (or saline water), to weigh themselves, etc.

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The Fitness Tracker Market

The fitness market is divided into two areas: fitness wearables and fitness apps. As fitness trackers can be synchronized with a smartphone to give a complex analysis of vital data. Due to the rise of smartphone and smartwatches penetration, fitness trackers have also become more desirable. The "quantified self" movement drives sales of fitness trackers and apps. This movement aims to measure all aspects of daily life with the help of technology.

Total global revenues of apps and fitness trackers are expected to grow from $4.6B in 2016 to $11.8B by 2021 at a CAGR of 17.61%. User penetration is at 5.54% in 2016 and is expected to hit 9.28% in 2020.7

From a global comparative perspective, the most revenue is generated in the United States ($890M in 2015). The United States is followed by Europe, which had revenue of $887M in 2015. Revenues in China are the smallest in this comparison with $804M in 2015. However, revenue is almost equally distributed between the US, Europe and China and the differences are relatively small. In Europe, Germany is the leading country with revenues of $146.4M in 2015.

Market Trends

●	Awareness and usage of wearables are on the rise - A survey from Endeavor Partners suggests that 35% of wearable tech users obtained their device less than three months ago and more than 60% obtained the device within the last six months.[8] According to a March 2014 Nielsen survey, 70% of consumers were aware of wearables, and 15% were already using wearable technology in their daily lives.[9] 57% of fitness band users said that self-monitoring and health concerns were major factors motivating their usage

●	Quantified-wellness – There is a movement to incorporate technology into data acquisition on all aspects of a person's daily life in terms of inputs (e.g., food consumed, quality of surrounding air), states (e.g., mood, arousal, blood oxygen levels), and performance (mental and physical) to improve health and well-being. Such self-monitoring and self-sensing usually combines wearable sensors and has shown positive results. A December 2015 survey by Endeavour Partners showed that 40%-45% of fitness trackers stated that using their tracker assisted them in exercising more regularly and leading a healthier lifestyle.

7 Statista Digital Market Outlook, “Fitness”, 2016

8 “Inside Wearables - Part 2”, Endeavor Partners, July 2014

9 http://www.nielsen.com/cn/en/insights/news/2014/tech-styles-are-consumers-really-interested-in-wearing-tech-on-their-sleeves.html

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Figure 1: Survey questions: which of the following has your smartwatch or
fitNess tracker helped you accomplish?

●	Better Sensors – After showing economic viability and undergoing a period of market education, wearables are now on the path to be a mainstay, especially among people engaging in sports activity. As such, there is a growing demand for better measurements, more robust metrics and more sophisticated tracking. The new wave of sensors will be able to attain information from sweat, muscle tension, and other physiological characteristics.

●	Training is getting personal – It is now understood that different people need different training regimens to reach the same results. Each person has different thresholds, reacts differently to workouts and is active in his way outside of the gym. The only way to get the optimal results is to create a tailor-made workout plan for each person. This is done today only by human personal trainers, at no small expense.

●	Wellness-Related Insurance Offerings - Insurance companies offer incentivized wellness programs that reward healthy behavior with insurance discounts. The programs require demonstrable activity to qualify for rewards, with the typical way to quantify activity being through fitness devices. This trend is one of the strong validations for the importance of accurate measurement and tracking. In the US, under a provision of the Affordable Care Act that went into effect in 2014, employers can offer wellness incentives of up to 30% of the total cost of health care coverage. According to the Health Affairs blog, that amounts to nearly $1,800 for an employee-only health plan. (Incentives can reach 50% for programs that address smoking cessation).[10]

Research & Development

Yopi’s R&D Team is located in Israel and is under the management of Dr. Menachem Genut our CTO. The team is divided into four sections as follows:

●	The Biosensors Team, led by Prof. Fernando Patolsky as a consultant. The Biosensors Team is in charge of developing a stable biosensor that can operate for a long time. The team has already developed three generations of prototypes, each of them performs their tasks. Currently, they are developing a prototype that can measure sweat online.

●	The second team is the hardware team which led by Dr. Genut. This team is in charge of developing the following sectors: Electronics, Software and application, and Machine Learning. The Company is outsourcing those sectors to subcontractors.

●	The third team is the algorithms team which led by Dr. Ronen Almog. This team is in charge of developing the product’s algorithms.

●	The fourth team the physiological and training programs which led by Dr. Shon Portal. This team is in charge of building the training program for each trainee and building a special diet that will be customized for each trainee.

10 http://www.tomsguide.com/us/fitness-trackers-insurance,news-23053.html

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Operations and Manufacturing

●	All the manufacturing will be subcontracted to manufacturers in Asia. Messrs. Friedenberg and Re’em are in charge of finding the best subcontractor for this operation.

Competition

The competition for YOPI originates from existing fitness trackers as well as fitness trackers that are in development and will reach the market in conjunction with YOPI. Additional (though indirect) competition may arise from mobile apps that offer personal training programs by connecting to existing fitness trackers.

Existing Fitness Trackers

There are dozens of different fitness trackers in the market today; however, most of them are extremely basic and usually only inaccurate step count, distance, and heart-rate monitoring. The market is led by several major brands such as Garmin, Polar and Fitbit which offer best-of-breed devices in combination with sophisticated marketing.

Planned Fitness Trackers

The fitness tracker market is dynamic, and new products are announced and developed constantly. The company’s product launch will be in 12-18 months and as such will face competition from new trackers not yet available on the market. The following table lists potential competitors that may complete against YOPI in the near term.

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YOPI’s Competitive Advantage

YOPI’s sensors provide the most comprehensive set of personal physiological measurements online, such as oxygen consumption. This data combined with an intelligent algorithm and mobile app translate into meaningful information that provides the best fitness training and wellness guidance for the user. In addition, we believe our product will be the only one available that measures real-time VO2 data when providing a user with personal physiological measurements.

Employees

As of October 4, 2017, we employed a total of seven individuals on a full-time basis. Two of our employees, Mr. Friedenberg and David Blu as a marketing manager for the sport team market, are based in our principal offices in the U.S., and the rest are based in Israel, with our Yopi R&D Team. A collective bargaining agreement covers none of our employees.

Properties

Our Yopi R&D Team is located at Tel Aviv University. In addition, we also have a principal office in Hackensack, New Jersey.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

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BUSINESS STRATEGY

BUSINESS MODEL

We intend to sell the hardware (i.e., the bio-sensors’ target price will be $149-199 retail) and provide a modular training instructor app for a monthly fee.

The applications modules (for example dieting module or running instructor module) will each be offered at $3 per month (final pricing will be determined closer to launch date), with a package of several modules offered at a discounted rate (i.e., two packages for $5 per month).

TARGET MARKET

Our target market will initially be the early adopters of wearable-tech in the U.S. These are the people who are either actively trying to lose weight or are attempting to maintain a fitness regimen – either professionally or as a personal goal. Based on current market research these:11

1.	Come from higher household incomes than average consumers.

2.	Are either:

a.	healthy and health-conscious

b.	Unhealthy, but striving to be healthier

c.	Regular consumer of organic or natural products & likely to exercise in spare time

NECESSARY BUDGET

We estimate that we will require a two-year budget of $3.75 million to support the development of the YOPI wearable product and accompanying software. We intend to finance this budget as follows:

Stage A- By this Offering of up to $1,070,000;

Stage B- By $1,600,000 Regulation A+ equity investment; and

Stage C- By a $1,150,000 product crowdfunding campaign.

The purpose of the crowdfunding campaign is to achieve two goals:

1.	Finance the production of the first generation of devices.

2.	Create international PR and marketing buzz towards the company and its products.

11 MaRS Market Insights, “Wearable Tech: Leveraging Canadian Innovation to Improve Health”, 2014

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USE OF PROCEEDS

The following table lists the use of proceeds of the Offering if the Target Offering Amount and Maximum Offering Amount are raised:

Use of Proceeds	% of Target Proceeds Raised	Amount if Target Raised	% of Target Proceeds Raised	Amount if Target Raised	% of Target Proceeds Raised	Amount if Target Raised	% of Maximum Proceeds Raised	Amount if Maximum Raised
Intermediary Fees	4%	$2,000	4%	$8,000	4%	$20,000	4%	$42,800
Campaign marketing expenses or related reimbursement	16%	$8,000	7.5%	$15,000	6%	$30,000	4.7%	$50,000
Estimated Attorney Fees	3%	$1,500	1%	$2,000	0.6%	$3,000	0.47%	$5,000
Estimated Accountant Fees	2%	$1,000	0.5%	$1,000	0.4%	$2,000	0.23%	$2,500
General Marketing	10%	$5,000	10%	$20,000	10%	$50,000	9.4%	$100,000
Anticipated Qualified Offering Expenses	2%	$1,000	1%	$2,000	0.6%	$3,000	0.4%	$5,000
Research and Development	20%	$11,500	36%	$72,000	42.4%	$212,000	45%	$514,600
Future Wages	20%	$10,000	22.5%	$45,000	21%	$105,000	19%	$200,000
General Working Capital	20%	$10,000	17.5%	$35,000	15%	$75,000	14%	$150,000
Total	100%	$50,000	100%	$200,000	100%	$500,000	100%	$1,070,000

The Company has the discretion to alter the use of proceeds as set forth above. The Company may alter the use of proceeds under the following circumstances: The Company may make a change of the use of proceeds depending on actual costs of products and costs of marketing campaigns.

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MANAGEMENT

Directors, Executive Officers, and Significant Employees

For purposes, the term “officer” means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person is routinely performing corresponding functions concerning any organization, whether incorporated or unincorporated.

Name	Position	Term of Office
Hemi Re’em	President, Treasurer Secretary and Director of Yopi. CEO of Yopi R&D.	06/2017 to Present
Menachem Genut	V-President, , CSO. Director of Yopi.	06/2017 to Present
Fernando Patolsky	CTO Biosensor	07/2017 to Present
Ronen Almog, Ph.D.	CTO Algorithms	08/2017 to Present
David Friedenberg	CEO - YOPI Technologies INC	09/2017 to Present

The directors or managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications.

Menachem Genut, Ph.D. – V-President, Chief Scientific Officer and Director

Dr. Genut is a serial entrepreneur, senior manager and prolific innovator in the fields of Materials Science, Semiconductor Manufacturing, Chemistry, and Nanotechnology. Dr. Genut founded several companies, including ApNano Materials (ApNano) where he held a CEO position and brought the company from an abstract idea to become the only full-fledged production facility in the world capable of manufacturing nanotech materials in ton quantities. US-based “Nanotech Industrial Solutions, Inc.” acquired ApNano in 2013.

Before establishing ApNano, Dr. Genut was the Co-Founder and Vice President of R&D and Business Development of ORAMIR Semiconductor Equipment that was acquired by Applied Materials in 2001. Before his commercial ventures, Dr. Genut was a researcher at the Weizmann Institute of Science, Israel and Carnegie Mellon University (CMU), Pittsburgh PA, USA. At the Weizmann Institute, he was a member of the Nanomaterials Synthesis Group that discovered the inorganic nanoparticles that are the basis for ApNano Materials products and was the first to synthesize them. Before the Weizmann Ins., he was a researcher at CMU.

Dr. Genut received his Ph.D. in Material Science from the Technion – Israel Institute of Technology. Dr. Genut held numerous patents in fields of Semiconductor technology and nanotechnology and published over 30 scientific articles. Dr. Genut currently lectures in Chemical Safety and serves as an EHS Consultant at the Tel Aviv University as well as actively acting as a mentor to early-stage startups.

21

Hemi Re'em – President, Chief Executive Officer of YOPI Technologies R&D LTD, Treasurer, Secretary and Director

Mr. Re’em is an experienced manager and entrepreneur with a wide skillset and 25 years of experience in managing, planning and implementing business & marketing strategies. Mr. Re’em has held many high-profile positions in cutting-edge technological companies, including Senior R&D Manager in the lucrative Israel Military Industries, VP R&D Engineering at Magen Eco-Energy, a solar energy company, and VP of International Business Development at ApNano Materials (ApNano) where he worked closely with Dr. Genut. Before that, Mr. Re’em founded several companies, the latest of which was Oracle Applications that sold to NanoMaterials in 2009. Mr. Re’em is an avid sportsman and competed in several Triathlons, Marathon and Ironman.

Mr. Re’em hold an MBA from Monash University in Melbourne, Australia as well as an M.Sc. in Mechanical Engineering from Monash University and a B.Sc. (Cum laude) from the Technion, Israel Institute of Technology.

Fernando Patolsky, Ph.D. – Chief Technology Officer – Biosensors

Prof. Patolsky is a world-leading specializing in the field of Biosensors, Machine learning, and Electrochemical. Prof. Patolsky has more than two decades of experience in leading complicated multidisciplinary R&D projects. Prof. Patolsky held a Ph.D. from the Hebrew University of Jerusalem in chemistry and did postdoctoral research at Harvard University. Currently, since 2006 he is an Associate Professor at Tel Aviv University.

Prof Patolsky has a wide experience in exploring the properties of new nanomaterials, in the development of methods for hierarchical assembly of nanoscale wires, and in the interface between such materials and biological-chemical components. He has published over 70 highly cited papers in peer-reviewed journals and has more than 20 submitted patents.

Ronen Almog, Ph.D. - Chief Technology Officer – Algorithms

Dr. Almog is a physicist with over 20 years of experience in leading multidisciplinary R&D projects. Dr. Almog’s expertise is in Biosensors, MEMS, Machine learning, Electro-optics, VLSI, and Signal Processing. Among his many distinguished positions, Dr. Almog lead R&D projects as an R&D physicist in Micron and PrimeSense (Acquired by Apple), was MEMS group leader in GalayOr and as a Quantitative Researcher in Worldquant.

Dr. Almog holds a Ph.D. in Electrical Engineering from the Technion, MSc in Electrical Engineering from Tel-Aviv University and BSc in Physics and Math, Magna Cum Laude from Tel-Aviv University.

David Friedenberg – Chief Executive Officer – YOPI Technologies INC

Mr. Friedenberg is an experienced Chief Executive Officer and Director with more than 15 years in the IT and Telecommunication industry. David was the CEO of Chip Pc Technologies and POMM Inc, and also was part of the executive management team of HOT Telecom in charge of the resources and also a manager at the economics and business development department at BEZEQ. David holds a Master of Business Administration (MBA) and Bachelor in Economics from the Hebrew University of Jerusalem.

ADVISORY BOARD

The company is assembling a top-notch board comprised of leading specialists in the fields of biology, physiology, and nutrition. These will include:

Shon Portal, Ph.D.

A leading Nutrition & Health Mentor, Dr. Portal heads the Dr. Shawn Portal Center, where he assists hundreds of people in weight and health management. Dr. Portal attained his Ph.D. in Clinical Nutrition (Graduated with Honors) from the Hebrew University of Jerusalem, and holds an M.Sc. degree in Exercise Physiology from the Tel Aviv University.

22

RELATED PERSON TRANSACTIONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with Related Persons. "Related Persons" are defined as any director or officer of the Company; any person who is the beneficial owner of 10 percent or more of the Company's outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Also, from time to time the Company may enter into transactions or relationships which may give rise to a conflict of interest with the Company, its operations and its stockholders ("Conflicts of Interest").

However, at this stage there isn’t any conflict of interest.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share.  As of the date of this Form C, we had 50,000,000 shares of common stock outstanding.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws.  For more detailed information, please see our certificate of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation, as amended, does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends if any, as may be declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Certain Anti-takeover Effects

Delaware Law

We are subject to Section 203 of the DGCL, or Section 203. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

23

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management.

Section 214 of the DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation, as amended, provides otherwise. Our certificate of incorporation, as amended, does not provide for cumulative voting. These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of our stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future offerings to raise additional capital or as compensation to third party service providers. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation, as amended, and amended and restated bylaws, as applicable, among other things:

●	provide our board of directors with the ability, in certain circumstances, to alter our bylaws without stockholder approval;

●	provide our board of directors with the exclusive authority to fix the number of directors constituting the whole board; and

●	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

24

RESTRICTIONS ON TRANSFER OF THE SECURITIES OFFERED

The securities being offered may not be transferred to any purchaser of such securities during the one-year period beginning when the securities were issued unless such securities are transferred:

1.	to the issuer;

2.	to an accredited investor;

3.	as part of an offering registered with the SEC; or

4.	to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

25

SUBSCRIPTION PROCEDURE

The Intermediary

Pursuant to Section 4(a)(6) of the Securities Act, an Offering under Regulation CF is required to be made through either a registered funding portal or a registered broker-dealer. This Offering is being made through WeFunder a registered funding portal (the "Intermediary"). As compensation for facilitating the Offering, the Intermediary shall be entitled to receive from the Company an amount equal to 4% in cash commission and 2% in shares of the amount raised in the Offering. CF Investor funds will be held in escrow with WeFunder until the Target Offering Amount of investments is reached. The transfer agent and registrar for the Securities in connection with this Offering is World Wide Stock Transfer Inc.

Subscription Procedures

In order to purchase the Securities, CF Investors must make a commitment to purchase on the WeFunder (the "Intermediary Platform"). Purchasers may cancel an investment commitment until 48 hours prior to the Offering Deadline using the cancellation mechanism provided by the Intermediary. The Company will notify CF Investors when the Target Offering Amount has been reached. If the Company reaches the Target Offering Amount prior to the Offering Deadline, it may close the Offering at least five (5) days after reaching the Target Offering Amount and providing notice to the CF Investors. If any material change (other than reaching the Target Offering Amount) occurs related to the Offering prior to the Offering Deadline, the Company will provide notice to CF Investors and receive reconfirmations from CF Investors who have already made commitments. If a CF Investor does not reconfirm his or her investment commitment after a material change is made to the terms of the Offering, the CF Investor's investment commitment will be cancelled and the committed funds will be returned without interest or deductions. If a CF Investor does not cancel an investment, commitment before the Target Offering Amount is reached, the funds will be released to the Company upon the Initial Closing, and the CF Investor will receive the Securities in exchange for his or her investment. Any CF Investor funds received after the Initial Closing will be released to the Company upon a subsequent closing and the Purchaser will receive Securities via Electronic Certificate/PDF in exchange for his or her investment as soon as practicable thereafter.

Commitments to purchase by prospective CF Investors are not binding on the Company until accepted by the Company, which reserves the right to reject, in whole or in part, in its sole and absolute discretion, any commitment. If the Company rejects all or a portion of any commitment, the applicable prospective CF Investor's funds will be returned without interest or deduction.

26

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Set forth below is information regarding the beneficial ownership of our common stock, our only outstanding class of capital stock as of the date of this Form C by each person whom we know owned, beneficially, more than 20% of the outstanding shares of our common stock.  We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed.  Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares beneficially owned.

Name and address of beneficial owner (1)	Amount of nature of beneficial ownership (2)	Percent of class (1)
Menachem Genut	20,000,000	40%
Hemi Re’em	20,000,000	40%
Y.A.R.N. (3)	10,000,000	20%

(1)	Based on 50,000,000 shares issued and outstanding as of October 4, 2017. The address of those listed is c/o Yopi Technologies Inc., One University Plaza, Suite 505, Hackensack, New Jersey.

(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)	Y.A.R.N. is an Israeli corporation owned by Shmulik Yanai is the natural person with voting and dispositive power over our securities held by Y.A.R.N.

27

SECURITIES AND INDEBTEDNESS

Outstanding Securities

Type of Security	Common Stock
Amount Authorized	500,000,000

Amount Outstanding	50,000,000

Voting Rights	Yes

Other Rights	None

How could the exercise of rights held by the principal shareholders identified in the beneficial ownership table above affect the purchasers of the securities being offered?

As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you.

Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

The founders may elect to raise additional outside capital, authorize more shares of the company, create a debt offering, or close the business if circumstances arise that would necessitate such a step.

Indebtedness

The Company currently has no indebtedness outstanding.

28

FINANCIAL SUMMARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

YOPI TECHNOLOGIES INC.

Interim Financial Statements of
Yopi Technologies Inc.
for the period from June 12, 2017 (inception)
to June 30, 2017

Yopi Technologies Inc.

Interim Financial Statements for

the period from June 12, 2017 (inception)

to June 30, 2017

F-1

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Yopi Technologies Inc.

We have reviewed the accompanying balance sheet of Yopi Technologies Inc. (hereinafter, “the Company”), as of June 30, 2017, and the related interim statements of operations, changes in stockholders’ deficit and cash flows for the period from June 12, 2017 (inception) to June 30, 2017. These interim condensed financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with U.S. generally accepted accounting principles.

The interim financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit and has not established a source of revenue sufficient to cover its operating costs and as such, has incurred an operating losses since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These interim financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See the notes to the financial statements for further information regarding this uncertainty.

/s/ Weinstein & Co. C.P.A (Isr)

Jerusalem, Israel

July 30, 2017

F-2

Yopi Technologies Inc.
Balance Sheets

		As of June 30,
		2017
		Unaudited
	Notes	$

LIABILITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities

Accounts payable and accrued expenses		2,000

Loan from related party	3,5	1,375

Total liabilities		3,375

Equity (Deficit)

Accumulated deficit		(3,375)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)		-

Director
July 27, 2017

The accompanying notes are an integral part of the these financial statements.

F-3

Yopi Technologies Inc.
Statement of Operations

Period from June 12, 2017 (Inception) to June 30, 2017
Unaudited
$

General and administrative costs

Registration fees	175

Professional fees	3,200

Total operating expenses	(3,375)

Net loss per common share - basic and diluted
(0.00)
Weighted-average number of common shares outstanding	0

The accompanying notes are an integral part of the these financial statements.

F-4

Yopi Technologies Inc.
Statement of Cash Flows

Period from June 12, 2017 (Inception) to June 30, 2017
Unaudited
$
Cash Flows from Operating Activities
Net Loss	(3,375)

Changes in operating assets and liabilities
Increase in accounts payable and accrued expenses	2,000

Net cash used in operating activities	(1,375)

Cash flows from financing activities
Proceeds from loan with related parties	1,375
Net cash earned from financing activities	1,375

Increase in cash and cash equivalents	-
Cash and cash equivalents at the beginning of the period	-
Cash and cash equivalents at the end of the period	-

The accompanying notes are an integral part of the these financial statements.

F-5

Yopi Technologies Inc.

Notes to the Interim Financial Statements
(Unaudited)

Note 1 - General

Yopi Technologies Inc. (the “Company”) is a Delaware Corporation incorporated on June 12, 2017. The Company plans to establish itself as a fitness related merchandises business.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of June 30, 2017, and for the period then ended, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as of June 30, 2017, and the results of its operations and its cash flows for three and six month period ended June 30, 2017. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2017. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company’s audited financial statements as of December 31, for additional information, including significant accounting policies.

Note 2 - Significant accounting policies

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at June 30, 2017, the Company has an accumulated deficit of $ 3,375 from operations and has not earned sufficient revenues to cover its operating costs. The Company intends to fund future operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2017.

The ability of the Company to achieve its business plan is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of June 30, 2017 the company doesn’t have any cash.

F-6

Yopi Technologies Inc.

Notes to the Interim Financial Statements
(Unaudited)

Note 2 - Significant accounting policies (Cont.)

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Earnings per Share

The Company computes net loss per share in accordance with ASC 260, “Earnings Per Share” ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As June 30, 2017, the Company had no potentially dilutive shares.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Note 3 - Loan from related party

As of June 30,
2017
Unaudited
$
Loan from related party*	1,375

* The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

F-7

Yopi Technologies Inc.

Notes to the Interim Financial Statements
(Unaudited)

Note 4 - Income tax

The provision (benefit) for income taxes for the period from June 11, 2017 (inception) to June 30, 2017 was as follows (assuming a 15% effective tax rate):

June 30,
2016
Unaudited
$
Current tax provision:
Federal-
Taxable income	-
Total current tax provision	-

June 30,
2016
Unaudited
$
Deferred Tax Provision:
Federal-
(Loss) / Profit carry forwards	506
Change in valuation allowance	(506)
Total deferred tax provision	-

The Company had deferred income tax assets as of June 30, 2017 as follows:

June 30,
2016
Unaudited
$
Loss carryforwards	506
Less - Valuation allowance	(506)
Total net deferred tax assets	-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended June 30, 2017 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2017, the Company had approximately $3,375 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2,037 .

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

F-8

Yopi Technologies Inc.

Notes to the Interim Financial Statements

(Unaudited)

Note 5 - Related party transactions

Details of transaction between the Company and related parties are disclosed below: The following entities have been identified as related parties:

Menachem Gnut                                                                    -Director

The following transactions were carried out with related parties:

As of June 30
2017
Unaudited
$

Loan from related party	1,375

From time to time, the director and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

Note 6 - Subsequent events

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

F-9